Exhibit 99.1

29 East MacArthur, LLC
Financial Statements
For the Year Ended December 31, 2016

29 East MacArthur, LLC
December 31, 2016
Financial Statements
Table of Contents

Independent Auditors’ Report

To the Members
29 East MacArthur, LLC

We have audited the accompanying financial statements of 29 East MacArthur, LLC (the “Company”), which comprise the balance sheet as of December 31, 2016, the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 29 East MacArthur, LLC as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ SQUAR MILNER LLP

Newport Beach, California
December 8, 2017

29 East MacArthur, LLC
Balance Sheet
December 31, 2016
(In thousands)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,452
Accounts receivable	99
Inventories	192
Supplies	7
Prepaid expenses and other assets	138
Total current assets	2,888

PROPERTY AND EQUIPMENT, NET:
Land improvements	1,059
Buildings and improvements	10,741
Furniture, fixtures and equipment	2,752
14,552
Less accumulated depreciation	(9,191)
5,361
Land	953

Total property and equipment, net	6,314

OTHER ASSETS	21

TOTAL ASSETS	$9,223

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$132
Accounts payable	55
Interest payable	20
Accrued expenses	512
Guest deposits and gift certificates	736
Total current liabilities	1,455

LONG-TERM LIABILITIES:
Long-term debt, net of current portion	5,036

TOTAL LIABILITIES	6,491

MEMBERS' EQUITY	2,732

TOTAL LIABILITIES AND MEMBERS' EQUITY	$9,223

The accompanying notes are an integral part of these financial statements.

29 East MacArthur, LLC
Statement of Operations
For the Year Ended December 31, 2016
(In thousands)

REVENUES:
Room rental	$5,489
Sales – food and beverage (net of discounts of $66 thousand)	3,150
Sales – other	60
Spa operations (net of discounts of $55 thousand)	724
Other	90
Total revenues	9,513

OPERATING EXPENSES:
Cost of sales – food and beverage	1,124
Cost of sales – other	26
Cost of spa operations	80
Payroll and employee benefits	4,731
General and administrative	2,144
Depreciation	559
Total operating expenses	8,664

INCOME FROM OPERATIONS	849

OTHER EXPENSES (INCOME):
Interest expense	246
Due diligence fees	75
Interest income	(1)
Total other expenses, net	320

NET INCOME	$529

The accompanying notes are an integral part of these financial statements.

29 East MacArthur, LLC
Statement of Changes in Members' Equity
 For the Year Ended December 31, 2016
 (In thousands)

MEMBERS' EQUITY, BEGINNING OF YEAR	$3,091
Net income	529
Distributions to members	(888)
MEMBERS' EQUITY, END OF YEAR	$2,732

The accompanying notes are an integral part of these financial statements.

29 East MacArthur, LLC
Statement of Cash Flows
 For the Year Ended December 31, 2016
(In thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$529
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	559
Amortization of debt issuance costs	6
Decrease in accounts receivable	68
Increase in inventories	(17)
Decrease in prepaid expenses and other assets	3
Decrease in accounts payable	(35)
Increase in accrued expenses	216
Increase in guest deposits and gift certificates	60
Net cash provided by operating activities	1,389

CASH FLOWS FROM INVESTING ACTIVITIES:
Improvements to land	(57)
Acquisition of furniture, fixtures and equipment	(65)
Net cash used in investing activities	(122)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(126)
Distributions to members	(888)
Net cash used in financing activities	(1,014)

NET INCREASE IN CASH AND CASH EQUIVALENTS	253

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,199

CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,452

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$240
Cash paid for taxes	$13

The accompanying notes are an integral part of these financial statements.

29 East MacArthur, LLC
Notes to the Financial Statements
December 31, 2016

Note 1 - Description of the Business

The accompanying financial statements include the historical accounts of 29 East MacArthur, LLC, (referred to as “MacArthur" or the “Company”) as of and for the year ended December 31, 2016. On October 2, 2017, certain assets and liabilities of the Company were sold (the “Transaction”) to IMH Financial Corporation for a purchase price of approximately $36 million.

Organization and Nature of Operations

The Company was organized on August 4, 1997 as a limited liability company pursuant to the laws of the state of California for constructing, owning and operating a 35-room hotel, restaurant, spa and conference center located in Sonoma, California. The hotel opened for business on September 26, 1998 doing business as MacArthur Place. During the year ended December 31, 2000, the Company completed an expansion project which added 29 guest rooms and enlarged the restaurant and spa operations. As of December 31, 2016, the Company had 29 members, one of which is the Company’s manager. Company transactions with the manager are described in Note 5. In the normal course of business, the Company extends credit to certain customers. The Company’s operating agreement provides that the Company will dissolve on July 31, 2042 unless earlier dissolved. As a limited liability company, each member’s liability is limited to amounts reflected in their respective member accounts.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. The Company evaluates its estimates and assumptions on a regular basis. The Company uses historical experience and various other assumptions that are believed to be reasonable under the circumstances to form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates and assumptions used in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains deposits at various financial institutions. At December 31, 2016, and periodically throughout the year, the balances in these accounts were in excess of federally insured limits.

Revenue Recognition

Revenues derived from hotel room rentals are recognized as services are provided. Food and beverage revenue is derived from the sale of prepared food and beverage and select retail items and is recognized at the time of sale. Revenue derived from gift card sales is recognized at the time the gift card is redeemed. Until the redemption of gift cards occurs, the outstanding balances on such cards are included as current liabilities in the accompanying balance sheet. Advance deposits received from guests for hotel rooms or for event facility rentals are recorded as deferred revenue in guest deposits in the accompanying balance sheet, and are recognized as income at the time service is provided for the related deposit.
Accounts Receivable

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for credit losses for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction

29 East MacArthur, LLC
Notes to the Financial Statements
December 31, 2016

Note 2 - Summary of Significant Accounting Policies - continued

history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectibility. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. There was no allowance for doubtful accounts as of December 31, 2016.

Inventories

Inventories consist of food, beverage and spa retail items stated at the lower of cost (first-in, first-out) or market. The Company records an obsolescence reserve if inventories are deemed no longer recoverable. There was no inventory obsolescence reserve as of December 31, 2016.

Property and Equipment, net

Property and equipment are recorded at cost. Depreciation expense is computed using the straight-line method over the following useful lives:

Land	Not depreciated
Land improvements, such as paving	15 years
Buildings and improvements	30 years
Furniture and fixtures	5 years
Computers and equipment	3 years

Total depreciation for the year ended December 31, 2016 was $559 thousand.

The Company evaluates its property and equipment for impairment whenever indicators of impairment exist. Accounting standards require that if the sum of the future cash flows expected to result from a company’s asset, undiscounted and without interest charges, is less than the reported value of the asset, an asset impairment must be recognized in the financial statements. The amount of impairment to recognize is calculated by subtracting the fair value of the asset from the reported value of the asset. The Company does not believe that any indicators of impairment exist as of December 31, 2016.

Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Marketing and Advertising

The Company expenses marketing and advertising costs as they are incurred. Marketing and advertising expense was $205 thousand for the year ended December 31, 2016 and is included in general and administrative expense on the statement of operations.

Sales Taxes

The Company collects and remits taxes assessed by different governmental authorities that are both imposed on and concurrent with a revenue-producing transaction between the Company and its customers. These taxes may include, but are not limited to, sales, use, and occupancy taxes. The Company reports collection of these taxes on a net basis (excluded from revenues).

29 East MacArthur, LLC
Notes to the Financial Statements
December 31, 2016

Note 2 - Summary of Significant Accounting Policies - continued

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements. The Company is subject to a limited liability company tax and a limited liability company fee based on gross receipts to the state of California. Management believes the Company has no uncertain tax positions as of December 31, 2016.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers ("ASU 2014-09") which states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for interim and annual periods beginning after December 15, 2018 and may be applied either retrospectively or on a modified retrospective basis. Subsequent to the issuance of the May 2014 guidance, several clarifications and updates have been issued on this topic, the most recent of which was issued in December 2016. The Company is evaluating the impact, if any, that ASU 2014-09 and any amendments thereto, will have on its financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern ("ASU 2014-15"). ASU 2014-15 introduces an explicit requirement for management to assess and provide certain disclosures if there is substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 is effective for the annual period ending after December 15, 2016. The adoption of ASU 2014-15 did not have a material impact on the Company’s operating results, financial position or disclosures.
In July 2015, as part of its simplification initiative, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). ASU 2015-11 simplifies the subsequent measurement of inventory by requiring entities to remeasure inventory at the lower of cost and net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This ASU does not apply to inventory measured using the last-in, first-out or the retail inventory method. The Company is required to adopt this standard in the first quarter of 2017. This standard is required to be applied prospectively with earlier application permitted as of the beginning of an interim or annual period. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) which includes a lessee accounting model that recognizes two types of leases - finance leases and operating leases. The standard requires that a lessee recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or an operating lease. The standard is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. The Company is evaluating the impact that ASU 2016-02 will have on its financial statements.

Note 3 - Long-Term Debt

The following is a summary of the Company's long-term debt as of December 31, 2016:

First Republic Bank – Note payable in monthly installments of $31 thousand, including interest at a variable rate (4.50% at December 31, 2016), secured by a first deed of trust on the Company’s property and equipment; due June 1, 2019.	$5,183
Less unamortized debt issuance costs	(15)
Long-term debt, less unamortized debt issuance costs	5,168
Less current portion	(132)
Total long-term debt, net of current portion (1)	$5,036
The terms of the note payable include certain financial covenants including restrictions on subordinate financing. The Company was in compliance with such covenants as of and for the year ended December 31, 2016.

29 East MacArthur, LLC
Notes to the Financial Statements
December 31, 2016

Note 3 - Long-Term Debt - continued

As of December 31, 2016, future maturities of long-term debt were as follows:

Total
2017	$132
2018	140
2019	4,896
$5,168

(1) The note payable was paid off in connection with the Transaction, as described in Note 1.

Note 4 - Retirement Plan

The Company sponsors a 401(k) deferred compensation plan for the benefit of eligible employees. The plan allows eligible employees to defer a portion of their annual compensation, pursuant to Section 401(k) of the Internal Revenue Code. The Company’s policy is to match 25% of employee contributions to the plan up to a maximum of 10% of the employee’s compensation. Employer contributions to the plan were $24 thousand for the year ended December 31, 2016 and are included in general and administrative expense on the statement of operations. In connection with the Transaction as described in Note 1, the plan was frozen.

Note 5 - Related Party Transactions

The operating agreement requires the Company to pay the manager, who is a member of the Company, a management fee equal to 10% of the Company’s “net distributable funds” as defined by the operating agreement. For the year ended December 31, 2016, $98 thousand in such fees were incurred by the Company. Management fees in the amount of $14 thousand remain unpaid at December 31, 2016 and are included in accrued expenses in the accompanying balance sheet.

Note 6 - Subsequent Events

Management has evaluated subsequent events through December 8, 2017, the date the financial statements were available to be issued.

2017 California Wildfires

In mid-October 2017, several areas surrounding the hotel were impacted by wildfires that caused damage to numerous nearby structures and caused the displacement of thousands of individuals.  While the hotel did not sustain any structural damage, it evacuated its staff and guests and shut down its operations for approximately one week.  Current management is evaluating the financial impact from this event.